UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 _________________
FORM 8-K _________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019 (December 9, 2019)
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Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36558 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
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One Manhattanville Road, Suite 202
Purchase, New York 10577
(Address of principal executive offices, including zip code)

(203) 861-0900
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	TSQ	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2019, Townsquare Media, Inc. (the “Company”) entered into letter agreements that amend the employment agreements entered into between the Company and each of Bill Wilson, Chief Executive Officer, Stuart Rosenstein, Chief Financial Officer, and Erik Hellum, Chief Operating Officer - Local Media (collectively, the “Executive Employment Agreements”), and the letter agreement entered into between the Company and Steven Price, Executive Chairman (such letter agreement, the “Price Agreement Amendment”).
The letter agreements extend the terms of the Executive Employment Agreements through October 16, 2023 for each of Messrs. Wilson and Rosenstein and through October 25, 2023 for Mr. Hellum. The letter agreements also provide that in the event of the executive’s termination by the Company without cause or by the executive for good reason, all outstanding, vested stock option awards will remain exercisable for 24 months following the executive’s termination date or, if earlier, until the original expiration date of the stock option award, and that all outstanding equity awards will fully accelerate and vest upon a change in control of the Company.
Mr. Wilson’s letter agreement also amends his Executive Employment Agreement to provide for severance pay in the amount of three times the sum of his annual base salary and target bonus then in effect in the event that (i) the Company terminates his employment without cause (x) within 12 months prior to a change in control of the Company (such termination, an “Anticipatory Termination”) or (y) during the 24-month period following a change in control of the Company or (ii) if he terminates his employment for good reason within 24 months following a change in control of the Company. Mr. Wilson’s letter agreement also provides that in the event of an Anticipatory Termination, his unvested equity awards will remain outstanding until the earliest to occur of (A) the expiration date of the original award, solely in the case of stock options, (B) the 12-month anniversary of the termination date and (C) a change in control of the Company.
In addition, Mr. Hellum’s letter agreement amends his Executive Employment Agreement to provide for severance pay in the amount of two times the sum of his annual base salary and target bonus then in effect in the event that (i) the Company terminates his employment without cause (x) within six months prior to a change in control of the Company or (y) during the 12-month period following a change in control of the Company or (ii) if he terminates his employment for good reason within 12 months following a change in control of the Company. In the event that the Company terminates his employment without cause or he terminates his employment for good reason, the Company will also pay Mr. Hellum for the full value of healthcare premiums under the Consolidated Omnibus Budget Reconciliation Act for Mr. Hellum and his eligible dependents during the 18-month period following such termination.
Pursuant to the Price Agreement Amendment, in the event the Company terminates Mr. Price’s service without cause or Mr. Price terminates his service for good reason within 12 months following a change in control of the Company, Mr. Price will be eligible to receive one times his annual base salary then in effect. In the event the Company terminates Mr. Price’s service without cause and a change in control is consummated within six months following the date of such termination, Mr. Price will be eligible to receive one half of his annual base salary then in effect.
The foregoing description of the letter agreements is qualified in its entirety by reference to the full text of the letter agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated by reference into this Item 5.02.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Number	Exhibit
10.1	Second Amendment, dated December 9, 2019, to the Employment Agreement, dated October 16, 2017, by and between Townsquare Media, Inc. and Bill Wilson
10.2	First Amendment, dated December 9, 2019, to the Employment Agreement, dated October 16, 2017, by and between Townsquare Media, Inc. and Stuart Rosenstein
10.3	First Amendment, dated December 9, 2019, to the Employment Agreement, dated October 25, 2017, by and between Townsquare Media, Inc. and Erik Hellum
10.4	First Amendment, dated December 9, 2019, to the Letter Agreement, dated October 16, 2017, by and between Townsquare Media, Inc. and Steven Price

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNSQUARE MEDIA, INC.

By:	/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Executive Vice President and Chief Financial Officer

Date: December 13, 2019

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